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                                  EXHIBIT 99.1


[IES LOGO]                                                        [NEWS RELEASE]


                      INTEGRATED ELECTRICAL SERVICES DELAYS
                               Q3 EARNINGS RELEASE

HOUSTON -- AUGUST 13, 2004 -- Integrated Electrical Services, Inc. (NYSE:IES) today announced the following:

         o As a result of the continuing evaluation of certain large and complex projects in one of its regions, the company will not be able to file its fiscal 2004 Third Quarter Report on Form 10-Q on a timely basis;

         o The delay in filing the Quarterly Report may result in a default under the terms of the debt and could affect IES' ability to secure surety bonds;

         o The independent auditors of IES have advised the company of two material weaknesses on internal controls described below;

         o Because of uncertainty relating to the company's expected fourth quarter earnings, IES is withdrawing its previously announced earnings estimate for the fourth quarter of fiscal 2004, however the company does expect to be profitable for the fourth quarter and full fiscal year ended September 30, 2004; and

         o The earnings conference call scheduled for Monday, August 16, 2004 has been cancelled.

DELAYED FILING OF QUARTERLY REPORT ON FORM 10-Q

         As announced on August 2, 2004, IES has been conducting an on-going evaluation of the reported results relating to certain large and complex projects at one of its subsidiaries. In addition to the internal investigation, the company's Audit Committee engaged special counsel to conduct an investigation of those matters. The special investigation has been concluded and based upon a report to the Audit Committee, the company believes that the issues regarding reported results are isolated to two subsidiaries in one of its operating regions. The issues at one subsidiary relate to (i) a series of large contracts accounted for on a percentage of completion basis in which actual costs projected to be incurred exceed the original projected costs, but appropriate adjustments were not reflected, (ii) general and administrative costs in respect to a particular contract that did not relate to that contract and (iii) the recognition of revenue related to the recording

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of incorrect margin on a particular contract. The issues at the other subsidiary relate to incorrectly recorded revenues attributable to a large project that were not identified as part of the company's normal closing process. The aggregate amount of the issues at these two subsidiaries is $5.7 million of which the amount of the error relating to prior periods is currently estimated at $1.4 million.

         As a result of the above matters, the independent auditors of IES have advised the company that they will not be able to complete their procedures in accordance with AU 722, "Interim Financial Information," on the company's third quarter results. They advised IES that until the audit of its fiscal year 2004 financial statements is completed, they will be unable to complete their procedures in accordance with AU 722 on third quarter results. The reasons for the delay are the two material weaknesses identified by the independent auditors as described below and concerns that the size of the adjustments taken for the items identified above, coupled with any other adjustments that may be identified in the course of the audit, could result in a requirement to restate prior periods.

         To address the issues described above, IES' management has determined to make the policy, training, controls and organizational changes described below:

         POLICY: Clarified and improved policies will be made regarding revenue recognition, ethics compliance and contract documentation

         TRAINING: Significantly expanded and new training programs will be required for all individuals involved in financial reporting

         CONTROLS: There will be a change in reporting relationships so that the regional controllers will directly report to the chief accounting officer

         ORGANIZATIONAL: The number of reporting regions will be reduced and a new "rapid response" team will be created to step in and assist subsidiaries experiencing difficulties to accelerate corrective measures.

THE DELAYED FILING MAY RESULT IN A DEFAULT UNDER IES' OUTSTANDING DEBT AND COULD AFFECT ITS ABILITY TO SECURE SURETY BONDS

         The delay in filing the Quarterly Report on Form 10-Q for the third quarter may result in a default under the indenture relating to its senior subordinated debt ($172.9 million outstanding as of August 13, 2004). Under that indenture, an event of default will occur if the company fails to cure the default within 30 days. During the continuance of such event of default, the trustee or the holders of 25% of the outstanding senior subordinated debt could give the company notice of acceleration. In addition, an event of default under that indenture will result in a cross-default under its $125.0 million senior secured revolving credit facility and $50.0 million term loan ($72.9 million outstanding at August 13, 2004). Upon the occurrence of a default under that credit facility,

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IES will be unable to draw any additional amounts thereunder. IES is currently seeking a waiver from the participating banks. Unless the company is able to obtain such a waiver, it will have to seek funding from alternative sources. As of August 13, 2004, the company had $29.3 million in cash.

         Surety or performance bonds are often required in connection with large or complex contracts to assure the customer of contract performance. If IES were unable to secure additional surety bonds, the company would be unable to enter into new, large complex contracts that require such bonds. IES currently provides collateral to the underwriter of its surety bonds in the form of letters of credit. Although IES is currently engaged in discussions with its surety underwriter regarding the continued availability of such bonds, the company does not have an agreement for them to continue furnishing the bonds. It is possible that the surety underwriter could elect to terminate the company's surety authorization or require it to post as collateral additional letters of credit for the bonds.

IDENTIFIED MATERIAL WEAKNESSES

         In response to the recording issues identified above, IES' independent auditors have advised the company that they have identified two material weaknesses in its internal controls:

         o First, failure to correct identified error of incorrect recording of costs on one long-term contract at one subsidiary and the recognition of revenue related to recording of incorrect margin on the same long-term construction contract; and

         o Second, a weakness in reasonably adjusting estimates to the expected costs of performing long-term construction contracts.

WITHDRAWAL OF 2004 FOURTH QUARTER ESTIMATE

         On August 2, 2004, IES announced an estimate of expected earnings for the 2004 fiscal fourth quarter and full 2004 fiscal year. As a result of the matters described above, IES is unable to estimate results for the fourth quarter and has withdrawn both the estimate for the 2004 fourth quarter and full year. IES expects, however, 2004 fourth quarter and 2004 full year will be profitable.

CANCELLATION OF THIRD QUARTER CONFERENCE CALL

         As a result of the delay in releasing the third quarter report on Form 10-Q IES has cancelled the conference call previously scheduled for Monday, August 16, 2004.

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This press release includes certain statements, including statements relating to the Company's expectations of its future operating results, that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future results, potential consequences of late filing of the Company's quarterly report on Form 10-Q and associated defaults under the Company's debt, potential difficulty in addressing material weaknesses in the Company's accounting that have been identified the Company by its independent auditors, the possible need for a restatement of prior year periods if amounts are determined to be material, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, general level of the economy, increases in the level of competition from other major electrical contractors, increases in cost of labor, steel, copper and gasoline, availability and costs of obtaining surety bonds required for certain projects, loss of key personnel, difficulty in integrating new types of work into existing subsidiaries, errors in estimating revenues and percentage of completion on contracts, and weather and seasonality. The foregoing and other factors are discussed and should be reviewed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on
Form 10-K for the year ended September 30, 2003.



                                 Contacts:  Jeffrey Pugh, CFO
                                            Integrated Electrical Services, Inc.
                                            713-860-1500

FOR IMMEDIATE RELEASE                       Ken Dennard / ksdennard@drg-e.com
                                            Karen Roan / kcroan@drg-e.com
                                            DRG&E / 713-529-6600


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